                                                                   EXHIBIT 10.25

       * Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment which has been
                         filed separately with the SEC.

                    EOTT ENERGY OPERATING LIMITED PARTNERSHIP
                                  P.O. BOX 4666
                            HOUSTON, TEXAS 77210-4666


                                 August 23, 2001


Koch Petroleum Group, L.P.
Attention: James B. Urban
P. O. Box 2302
Wichita, Kansas 67201

Re: Crude Oil Supply and Terminalling Agreement ("Agreement") dated December 1, 1998 by and between EOTT Energy Operating Limited Partnership ("EOTT") and Koch Petroleum Group, L.P. ("Koch"), EOTT Contract No. 37562

Gentlemen:

         Effective September 1, 2001, for a period of three months, and continuing month to month thereafter on an evergreen basis subject to cancellation by either party with 30-day notice, each party agrees to amend
Section 3.1 of the Agreement, Supply Volume Price Formal, in its entirety, to provide:

                         ARTICLE 3 - SUPPLY VOLUME PRICE

3.1      [*]

         (a)  [*]

         (b)  [*]

         In recognition of this amendment, both parties agree to suspend the right to make any claims regarding any renegotiation of the Supply Volume Price pursuant to Section 8 and termination of the aforementioned Agreement pursuant to Sections 8.3 through 8.6 for a period of time this amendment is in effect, starting September 1, 2001.

         If the parties issue a 30-day notice of cancellation for this amendment, the claims previously suspended shall be reinstated and each party shall be allowed to exercise any and all rights they may have under the Agreement. Additionally, Section 3.1 shall revert to the language in the original Agreement at the end of the 30-day cancellation notice period.

         Should any party claim Uneconomic Market Conditions, as defined in the Agreement, the prices used to calculate such conditions shall be the Supply Volume Price


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Koch Petroleum Group, L.P.
August 23, 2001
Page 2

Formula in effect for each month in question. Any claim for Uneconomic Market Conditions shall be made pursuant to the terms of the original Agreement and the suspension period shall not affect how such calculation is performed. [*]

         Except as hereby modified, all other terms and conditions of the Agreement, and any amendments hereto, shall remain in full force and effect.


EOTT Energy Operating Limited Partnership   Koch Petroleum Group, L.P.
By: EOTT Energy Corp., its General Partner  By: KPG/GP, Inc. its General Partner

By: /s/ Robert M. Sanford mms               By:
    --------------------------------------      --------------------------------
Printed Name:  Robert M. Sanford            Printed Name:
                                                          ----------------------
Title:  General Manager                     Title:
                                                   -----------------------------